UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2023

Akumin Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39479	88-4139425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8300 W. Sunrise Boulevard
Plantation, Florida	33322
(Address of principal executive offices)	(Zip Code)

(844) 730-0050

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AKU	The Nasdaq Stock Market LLC
Common Stock, $0.01 par value per share	AKU	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2023, Akumin Inc. (the “Company”) received a written notification (the “Notice”) from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with (a) Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard”), pursuant to which Companies listed on the Nasdaq Capital Market (the “Capital Market”) are required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Capital Market, or (b) either of the alternatives to compliance with the Equity Standard provided under Nasdaq Listing Rule 5550(b)(2) (the “Market Value of Listed Securities Standard”) and Nasdaq Listing Rule 5550(b)(3) (the “Net Income Standard” and collectively with the Market Value of Listed Securities Standard and the Equity Standard, the “Continued Listing Standards”). The Notice has no immediate effect on the listing of the Company’s common stock on the Capital Market.

Under the Nasdaq Listing Rules, the Company has a period of 45 calendar days from the date of the Notice to submit a plan to regain compliance with the Continued Listing Standards (the “Plan”). If the Plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice to evidence compliance with the Continued Listing Standards. Accordingly, the Company has until September 29, 2023 to submit the Plan to Nasdaq (the “Plan Submission Date”), and provided that the Plan is accepted, until February 11, 2024 to regain compliance with the Continued Listing Standards (the “Compliance Date”). If the Nasdaq Listing Qualifications Department does not accept the Plan, the Company will have the opportunity to appeal its decision to a Hearings Panel pursuant to Nasdaq Listing Rule 5815(a).

The factors considered by the Nasdaq Listing Qualifications Department in determining whether to accept the Plan include the likelihood that the Plan will result in compliance with the Nasdaq Listing Rules, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within the review period, the Company’s overall financial condition and its public disclosures.

There can be no assurance that the Company will be able to regain compliance with the Continued Listing Standards, or will otherwise be in compliance with other Nasdaq Listing Rules.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s ability to regain compliance with the Continued Listing Standards, the Company’s intentions to submit the Plan by the Plan Submission Date and the Company’s implementation of available options to regain compliance with the Continued Listing Standards by the Compliance Date. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including the risk that the Company may not submit the Plan by the Plan Submission Date or in the future, that the Company may not meet the Continued Listing Standards by the Compliance Date or in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K, the Company’s quarterly reports on Form 10-Q, and Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Akumin Inc.

Date: August 21, 2023	By:	/s/ Riadh Zine
Riadh Zine
Chief Executive Officer